UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2009
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-022962	22-3178468
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14200 Shady Grove Road, Rockville, Maryland 20850-7464
(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On December 2, 2009, Human Genome Sciences, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named on Schedule I thereto (collectively, the “Underwriters”), relating to an underwritten public offering of 17,825,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which includes 2,325,000 shares of Common Stock sold upon exercise by the Underwriters of their option to purchase additional shares of Common Stock, at a public offering price of $26.75 per share. On December 3, 2009, the Underwriters exercised their option to purchase all of the additional shares of the Common Stock. The offering is expected to close on December 8, 2009, subject to customary closing conditions.
The Company expects to use the net proceeds of approximately $456.6 million from the offering of the Common Stock for general corporate purposes, including acquisition of additional manufacturing capacity and development of new indications for BENLYSTA, as well as potential sales and marketing activities, clinical trial, research and development, general and administrative and manufacturing expenses and the potential retirement of debt. The Company may also use a portion of the proceeds for strategic investments. While the Company evaluates company, product, technology and similar opportunities from time to time, the Company currently has no material agreements or commitments with respect to any such acquisition or investment. Until the Company uses the net proceeds of the offering, the Company intends to invest the net proceeds in interest-bearing investment securities, such as U.S. Treasury and government agency obligations, high grade debt securities and commercial paper.
The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-162731) previously filed with the Securities and Exchange Commission.
The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.
A copy of the press release announcing the pricing of the offering is filed as Exhibit 99.1 and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
1.1	Underwriting Agreement, dated December 2, 2009, among the Company and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named on Schedule I.

99.1	Press release announcing the pricing of the underwritten offering dated December 2, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
By:	/s/ James H. Davis
	Name:	James H. Davis, Ph.D.
	Title:	Executive Vice President, General Counsel and Secretary

Date: December 8, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated December 2, 2009, among the Company and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named on Schedule I.

Exhibit 99.1	Press release announcing the pricing of the underwritten offering dated December 2, 2009.

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